ADDENDUM

The following is an addendum to the contract between Group Long Distance Inc. and Touchtone Network, Inc. for GLD purchase of TNI customer base.

                               SECTION 1

1) Whereas Group Long Distance (GLD) owes Touchtone Network, Inc.
   (TNI) $120,095.63 under the terms of the contract for the purchase of Touchtone's customer base. Payment was due on November 18, 1995.

2) And whereas TNI will owe GLD approximately $85,000 for long distance usage for the month of September, 1995 which will be due approximately November 28, 1995.

Therefore, the parties, TNI and GLD mutually agree as follows:

3) GLD agrees to offset the approximate $85,000 that will be due GLD from TNI against the $120,095.63 GLD currently owes TNI.

4) This $85,000 offset is hereby considered payment in full for Touchtone's September 1995 long distance usage. Additionally, GLD will pay TNI $35,000 which represents the balance remaining of the $120,095.63 that GLD owes Touchtone. Payment of $35,000 by GLD to be made Monday, November 27, 1995. Trus-up and settlement on actual amounts due will be done by November 28, 1995.

                              SECTION II

1) GLD agrees to pay Touchtone the sum of $13,000 on December 18, 1995. The extra $13,000 will be paid as additional consideration to Touchtone for the time delays caused by GLD.

2) GLD will pay for the billing and related client charges (Centillion and State Tax Resource Group) for the TNI billing for the November 18, 1995 bill cycle (for the usage for the month of November) and any additional months until GLD has fully funded the escrow account.

3) GLD agrees to increase the attrition formula in the original contract by 1% in TNI's favor if GLD has not fully funded the escrow account by December 18, 1995.

Agreed and Accepted:


/s/ Kenneth Grossfeld                         /s/ Gerald Dunne
---------------------------                  ---------------------------
Kenneth Grossfeld, President                  Gerald Dunne, President
Touchtone Network, Inc.                      Group Long Distance, Inc.
Date: 11/21/95                               Date: 11/22/95